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                                                                   EXHIBIT 99(j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in the Statement of Additional Information constituting part of this Post-effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 11, 2000, relating to the financial statements of Lend Lease U.S. Real Estate Securities Fund, a portfolio of Lend Lease Funds, which is also included in the Registration Statement. We also consent to the reference to us under the heading "Investment Management and Other Services" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
February 11, 2000